Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Fiscal Fourth Quarter 2016 Results

Year-over-year revenue grew 12% to $20.9 million

AURORA, IL, May 18, 2016 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2016 fourth quarter ended March 31, 2016 (4Q16). Management will host a conference call to discuss financial and business results tomorrow, Thursday, May 19, 2016 at 9:30 AM Eastern Time (details below).
Consolidated revenue for 4Q16 was $20.9 million, up 12% year-over-year and 3% on a sequential quarter basis, and consisted of $5.8 million from the In-Building Wireless (IBW) segment and $15.1 million from the Communication Solutions Group (CSG) segment. Consolidated revenue for fiscal year 2016 (FY16) grew 5% to $88.2 million. More significantly, gross margin increased year-over-year from 31.9% in FY15 to 39.1% in FY16.
“CSG delivered strong 4Q16 results, with segment revenue up 31% on both a year-over-year and sequential quarter basis, led by solid performances from our Intelligent Site Management (ISM) and Outside Plant (OSP) product areas. While IBW was affected by the integration of our Distributed Antennas System (DAS) Conditioner products into larger network elements, we anticipate future IBW growth from our new ClearLink DAS and from enhancements to our Repeater product line,” said Tom Gruenwald, Chairman, CEO, and President of Westell Technologies.

“FY16 was a year of powerful change for Westell, during which we successfully launched our multi-phase ‘fix-build-expand’ turnaround plan. Under new leadership, we gained positive momentum in transforming several key areas of the business, most notably a significant upgrade of our sales organization, a more effective supply chain, and the establishment of a CTO (Chief Technology Office) function. While we face headwinds with the decline of some of our late-lifecycle products, we are firmly focused on returning the Company to profitability through continued scrutiny of expenses and structure, and the introduction of new products,” Gruenwald said.
Total cash and short-term investments were $29.7 million at March 31, 2016, compared to $34.8 million at December 31, 2015. The use of cash increased when compared to each of the three previous quarters primarily due to a revenue pattern weighted more towards the latter part of the quarter, resulting in a higher customer receivable balance at March 31, 2016.

4Q16 Performance

	4Q16	3Q16	4Q15	4Q16	4Q16
	3 months ended	3 months ended	3 months ended	vs.	vs.
	03/31/16	12/31/15	03/31/15	3Q16	4Q15
Consolidated Revenue	$20.9M	$20.2M	$18.6M	+3%	+12%
Gross Margin	37.8%	39.4%	25.1%	-1.6%	+12.7%
Net Income (Loss)	($5.1M)	($4.8M)	($13.0M)	($0.3M)	$7.9M
Earnings (Loss) Per Share	($0.08)	($0.08)	($0.22)	$—	$0.14
Non-GAAP Earnings (Loss) Per Share (1)	($0.04)	($0.05)	($0.09)	$0.01	$0.05
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

FY16 Performance

	FY16	FY15	FY16
	12 months ended	12 months ended	vs.
	03/31/16	03/31/15	FY15
Consolidated Revenue	$88.2M	$84.1M	+5%
Gross Margin	39.1%	31.9%	+7.2%
Net Income (Loss)	($16.2M)	($58.9M)	$42.7M
Earnings (Loss) Per Share	($0.27)	($0.98)	$0.71
Non-GAAP Earnings (Loss) Per Share (1)	($0.14)	($0.20)	$0.06
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

In-Building Wireless (IBW) Segment
IBW’s 4Q16 revenue performance year-over-year and on a sequential quarter basis was largely indicative of a market shifting away from stand-alone DAS conditioners, as the function served by these devices are increasingly integrated into larger network elements. IBW’s 4Q16 gross margin improvement compared to 4Q15 was primarily due to lower excess and obsolete inventory costs, and decrease compared to 3Q16 was principally a result of the change in segment revenue.

	4Q16	3Q16	4Q15	4Q16	4Q16
	3 months ended	3 months ended	3 months ended	vs.	vs.
	03/31/16	12/31/15	03/31/15	3Q16	4Q15
IBW Segment Revenue	$5.8M	$8.7M	$7.1M	-33%	-18%
IBW Segment Gross Margin	35.6%	38.2%	23.0%	-2.6%	+12.6%
IBW Segment R&D Expense	$2.4M	$2.7M	$2.3M	($0.3M)	$0.1M
IBW Segment Profit (Loss)	($0.3M)	$0.6M	($0.7M)	($0.9M)	$0.4M

Communication Solutions Group (CSG) Segment
CSG’s 4Q16 year-over-year revenue growth was due to increased ISM revenue and significantly higher OSP revenue, while the same growth level on a sequential quarter basis was due to the significantly higher OSP revenue and increased sales of Tower Mounted Amplifiers. OSP achieved its highest quarterly revenue level since the June 2013 quarter, driven predominately by sales of Integrated Cabinets. CSG’s 4Q16 gross margin improvement compared to 4Q15 was primarily due to lower excess and obsolete inventory costs, and decrease compared to 3Q16 was mainly due to a less favorable mix.

	4Q16	3Q16	4Q15	4Q16	4Q16
	3 months ended	3 months ended	3 months ended	vs.	vs.
	03/31/16	12/31/15	03/31/15	3Q16	4Q15
CSG Segment Revenue	$15.1M	$11.5M	$11.5M	+31%	+31%
CSG Segment Gross Margin	38.6%	40.3%	26.4%	-1.7%	+12.2%
CSG Segment R&D Expense	$2.3M	$2.2M	$1.9M	$0.1M	$0.4M
CSG Segment Profit (Loss)	$3.5M	$2.5M	$1.1M	$1.0M	$2.4M

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, May 19, 2016, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on May 19 by dialing 888-206-4073 no later than 9:15 AM Eastern Time and providing the operator confirmation number 41589143.
This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time after the call ends.

About Westell
Westell Technologies, Inc. is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve network performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K/A for the fiscal year ended March 31, 2015, under Item 1A - Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended					Twelve months ended
	March 31, 2016		December 31, 2015	March 31, 2015		March 31, 2016		March 31, 2015
Revenue	$20,904		$20,215	$18,613		$88,203		$84,127
Gross profit	7,893		7,963	4,666		34,516		26,810
Gross margin	37.8%		39.4%	25.1%		39.1%		31.9%
Operating expenses:
Research & development	4,713		4,893	4,220		19,317		17,348
Sales & marketing	4,608		3,900	3,343		15,817		12,407
General & administrative	1,747		2,627	5,547		9,836		14,678
Intangibles amortization	1,305		1,418	1,520		5,554		6,377
Restructuring	731	(1)	—	3,188	(2)	748	(1)	3,243	(2)
Goodwill impairment (3)	—		—	—		—		31,997
Total operating expenses	13,104		12,838	17,818		51,272		86,050
Operating income (loss) from continuing operations	(5,211)		(4,875)	(13,152)		(16,756)		(59,240)
Other income (expense), net	107		85	(18)		169		(2)
Income (loss) before income taxes and discontinued operations	(5,104)		(4,790)	(13,170)		(16,587)		(59,242)
Income tax benefit (expense)	27		(7)	31		102		201
Net income (loss) from continuing operations	(5,077)		(4,797)	(13,139)		(16,485)		(59,041)
Income (loss) from discontinued operations, net of income tax (4)	1		—	139		273		139
Net income (loss)	$(5,076)		$(4,797)	$(13,000)		$(16,212)		$(58,902)
Basic and diluted net income (loss) per share:
Basic and diluted net income (loss) from continuing operations	$(0.08)		$(0.08)	$(0.22)		$(0.27)		$(0.98)
Basic and diluted net income (loss) from discontinued operations	—		—	—		—		—
Basic and diluted net income (loss)	$(0.08)		$(0.08)	$(0.22)		$(0.27)		$(0.98)
Weighted-average number of shares outstanding:
Basic and diluted	60,847		60,810	60,286		60,786		59,985
(1) The Company recorded restructuring expense primarily relating to severance costs for terminated employees.
(2) The Company recorded restructuring expense relating to severance costs for terminated employees and abandonment of excess office space at its headquarters.
(3) The Company recorded a non-cash charge of $32.0 million to record an impairment of the full carrying amount of goodwill.
(4) Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

Assets:	March 31, 2016 (Unaudited)	March 31, 2015
Cash and cash equivalents	$19,169	$14,026
Short-term investments	10,555	23,906
Accounts receivable, net	16,361	11,845
Inventories	13,498	16,205
Prepaid expenses and other current assets	1,900	3,285
Land held-for-sale	—	264
Total current assets	61,483	69,531
Property and equipment, net	3,977	3,603
Intangible assets, net	20,388	25,942
Other non-current assets	183	258
Total assets	$86,031	$99,334
Liabilities and Stockholders’ Equity:
Accounts payable	$7,856	$4,011
Accrued expenses	5,932	5,576
Accrued restructuring	1,537	1,161
Contingent consideration	311	1,184
Deferred revenue	1,601	2,415
Total current liabilities	17,237	14,347
Deferred revenue non-current	1,236	751
Net deferred income tax liability	10	46
Accrued restructuring non-current	550	1,642
Contingent consideration non-current	—	400
Other non-current liabilities	314	409
Total liabilities	19,347	17,595
Total stockholders’ equity	66,684	81,739
Total liabilities and stockholders’ equity	$86,031	$99,334

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)

	Twelve Months Ended March 31,
Cash flows from operating activities:	2016 (Unaudited)	2015
Net income (loss)	$(16,212)	$(58,902)
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,098	7,416
Goodwill impairment	—	31,997
Stock-based compensation	1,265	2,605
Restructuring	748	3,243
Deferred taxes	(36)	(127)
Impairment loss or loss (gain) on sale of fixed assets	14	117
Exchange rate loss (gain)	(38)	23
Changes in assets and liabilities:
Accounts receivable	(4,476)	3,986
Inventories	2,707	8,186
Accounts payable and accrued expenses	2,192	(6,912)
Other	1,131	(919)
Net cash provided by (used in) operating activities	(5,607)	(9,287)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	13,351	(8,322)
Acquisitions, net of cash acquired	—	(304)
Proceeds from sale of land	264	—
Purchases of property and equipment	(1,932)	(2,137)
Net cash provided by (used in) investing activities	11,683	(10,763)
Cash flows from financing activities:
Payment of contingent consideration	(808)	(1,104)
Purchases of treasury stock	(108)	(863)
Proceeds from stock options exercised	—	257
Net cash provided by (used in) financing activities	(916)	(1,710)
Gain (loss) of exchange rate changes on cash	(17)	(7)
Net increase (decrease) in cash and cash equivalents	5,143	(21,767)
Cash and cash equivalents, beginning of period	14,026	35,793
Cash and cash equivalents, end of period	$19,169	$14,026

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)
 Sequential Quarter Comparison

	Three months ended March 31, 2016			Three Months Ended December 31, 2015
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$5,838	$15,066	$20,904	$8,680	$11,535	$20,215
Cost of revenue	3,761	9,250	13,011	5,361	6,891	12,252
Gross profit	2,077	5,816	7,893	3,319	4,644	7,963
Gross margin	35.6%	38.6%	37.8%	38.2%	40.3%	39.4%
Research & development	2,421	2,292	4,713	2,701	2,192	4,893
Segment profit (loss)	$(344)	$3,524	$3,180	$618	$2,452	$3,070

Year-over-Year Quarter Comparison

	Three months ended March 31, 2016			Three months ended March 31, 2015
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$5,838	$15,066	$20,904	$7,082	$11,531	$18,613
Cost of revenue	3,761	9,250	13,011	5,456	8,491	13,947
Gross profit	2,077	5,816	7,893	1,626	3,040	4,666
Gross margin	35.6%	38.6%	37.8%	23.0%	26.4%	25.1%
Research & development	2,421	2,292	4,713	2,315	1,905	4,220
Segment profit (loss)	$(344)	$3,524	$3,180	$(689)	$1,135	$446

Full Year Comparison

	Twelve months ended March 31, 2016			Twelve months ended March 31, 2015
	IBW	CSG	Total	IBW	CSG	Total
Revenue	$34,407	$53,796	$88,203	$37,714	$46,413	$84,127
Cost of revenue	20,463	33,224	53,687	23,999	33,318	57,317
Gross profit	13,944	20,572	34,516	13,715	13,095	26,810
Gross margin	40.5%	38.2%	39.1%	36.4%	28.2%	31.9%
Research & development	11,059	8,258	19,317	8,955	8,393	17,348
Segment profit (loss)	$2,885	$12,314	$15,199	$4,760	$4,702	$9,462

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Twelve months ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
GAAP net income (loss)	$(5,076)	$(4,797)	$(13,000)	$(16,212)	$(58,902)
Adjustments:
Inventory fair value step-up (1)	—	—	36	—	576
Deferred revenue adjustment (1)	63	73	64	281	386
Amortization of intangibles (2)	1,305	1,418	1,520	5,554	6,377
Restructuring, separation and transition (3)	799	—	4,989	1,022	5,044
Stock-based compensation (4)	291	264	977	1,265	2,605
Land impairment	—	—	108	—	108
Goodwill impairment (5)	—	—	—	—	31,997
(Income) loss from discontinued operations (6)	(1)	—	(139)	(273)	(139)
Total adjustments	2,457	1,755	7,555	7,849	46,954
Non-GAAP net income (loss)	$(2,619)	$(3,042)	$(5,445)	$(8,363)	$(11,948)
GAAP net income (loss) per common share:
Basic and diluted	$(0.08)	$(0.08)	$(0.22)	$(0.27)	$(0.98)
Non-GAAP net income (loss) per common share:
Basic and diluted	$(0.04)	$(0.05)	$(0.09)	$(0.14)	$(0.20)
Average number of common shares outstanding:
Basic and diluted	60,847	60,810	60,286	60,786	59,985

	Three months ended			Twelve months ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
GAAP operating expenses	$13,104	$12,838	$17,818	$51,272	$86,050
Adjustments:
Amortization of intangibles (2)	(1,305)	(1,418)	(1,520)	(5,554)	(6,377)
Restructuring, separation and transition (3)	(799)	—	(4,989)	(1,022)	(5,044)
Stock-based compensation (4)	(320)	(251)	(953)	(1,270)	(2,516)
Land impairment	—	—	(108)	—	(108)
Goodwill impairment (5)	—	—	—	—	(31,997)
Total adjustments	(2,424)	(1,669)	(7,570)	(7,846)	(46,042)
Non-GAAP operating expense	$10,680	$11,169	$10,248	$43,426	$40,008

	Three months ended March 31, 2016			Three months ended March 31, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - consolidated	$20,904	$7,893	37.8%	$18,613	$4,666	25.1%
Deferred revenue adjustment (1)	63	63		64	64
Inventory fair value step-up (1)	—	—		—	36
Stock-based compensation (4)	—	(29)		—	24
Non-GAAP - consolidated	$20,967	$7,927	37.8%	$18,677	$4,790	25.6%

	Twelve months ended March 31, 2016			Twelve months ended March 31, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - consolidated	$88,203	$34,516	39.1%	$84,127	$26,810	31.9%
Deferred revenue adjustment (1)	281	281		386	386
Inventory fair value step-up (1)	—	—		—	576
Stock-based compensation (4)	—	(5)		—	89
Non-GAAP - consolidated	$88,484	$34,792	39.3%	$84,513	$27,861	33.0%
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013 and on March 1, 2014, the Company purchased Kentrox and CSI. These acquisitions required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized in the periods presented.

(2)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(3)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations. This adjustment also includes severance benefits related to the departure of certain former executives.

(4)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting.

(5)	The Company recorded a non-cash charge of $32.0 million during fiscal 2015 to record the impairment of the full carrying value of the Company's goodwill.

(6)	Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375-4740 tminichiello@westell.com